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                                                                     Exhibit 4.2
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                               SITEL CORPORATION,
                                   as Company,

                 each of the Subsidiary Guarantors named herein

                                       and

                      The First National Bank of Maryland,
                                   as Trustee

                              ---------------------

                          FIRST SUPPLEMENTAL INDENTURE
                              ---------------------



                           Dated as of August 17, 1998



                               up to $200,000,000




                9 1/4% Senior Subordinated Notes due 2006, Series A 9 1/4% Senior Subordinated Notes due 2006, Series B



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         This SUPPLEMENTAL INDENTURE, dated as of August 17, 1998, is among
SITEL Corporation, a Minnesota corporation (the "Company"), each of the parties identified under the caption "Subsidiary Guarantors" on the signature page hereto (the "Subsidiary Guarantors") and The First National Bank of Maryland, as Trustee.

                                    RECITALS

         WHEREAS, the Company, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of March 10, 1998 (the "Indenture"), pursuant to which the Company has originally issued $100,000,000 in principal amount of 9 1/4% Senior Subordinated Notes due 2006 (the "Notes");

         WHEREAS, Section 9.01 of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture to make any change that would provide any additional benefit or rights to the Holders and that does not adversely affect in any material respect the rights of any Holder without the consent of the Holders of the Notes;

         WHEREAS, as a result of certain corporate restructuring transactions of the Company and to comply with Section 4.18 of the Indenture, the parties must add an additional Subsidiary Guarantor; and

         WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

         NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

                                   ARTICLE ONE

         SECTION 1.01. This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

         SECTION 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Subsidiary Guarantors and the Trustee.

                                   ARTICLE TWO

         From this date, in accordance with Section 4.18 of the Indenture and by executing this Supplemental Indenture, the Subsidiary Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article Ten thereunder.

                                  ARTICLE THREE

         SECTION 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

         SECTION 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         SECTION 3.03. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

                          [NEXT PAGE IS SIGNATURE PAGE]

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         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed, all as of the date first written above.

                                      SITEL CORPORATION


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President


                                      SITEL International, Inc., as
                                      Subsidiary Guarantor


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President

                                      SITEL Insurance Services, Inc., as
                                      Subsidiary Guarantor


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President


                                      Financial Insurance Services, Inc., as
                                      Subsidiary Guarantor


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President

                                      SITEL Support Services, Inc., as
                                      Subsidiary Guarantor


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President



                                      SITEL Investments, Inc., as
                                      Subsidiary Guarantor


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President


                                      SITEL Software, Inc., as
                                      Subsidiary Guarantor


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President


                                      National Action Financial Services, Inc., as Subsidiary Guarantor


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President

                                      SITEL Technical Services, Inc., as
                                      Subsidiary Guarantor


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President



                                      SITEL Insurance Marketing Services, Inc., as Subsidiary Guarantor


                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President



                                      SITEL Mexico Holdings, LLC, as
                                      Subsidiary Guarantor

                                      By: /s/Phillip A. Clough
                                          ------------------------------
                                          Phillip A. Clough
                                          President


                                      The First National Bank of Maryland,
                                      as Trustee

                                      By: /s/Donald Hargadon
                                          ------------------------------
                                          Donald Hargadon
                                          Assistant Vice President